UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2022 (February 26, 2022)
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 26, 2022, PDC Energy, Inc. (the “Company”) entered into a membership interest purchase agreement (the “Purchase Agreement”) with Great Western Petroleum, LLC (“Great Western”), the current members of Great Western (“Sellers”), and EIG Dunedin Equity Aggregator, L.P., a Seller, as seller representative (the “Seller Representative”). Pursuant to the Purchase Agreement, Sellers agreed to sell all of the issued and outstanding equity ownership interests of Great Western (the “Great Western Interests”) to the Company (the “Transaction”).

Under the terms and conditions of the Purchase Agreement, the aggregate consideration to be paid to Sellers in the Transaction will consist of $542,500,000 in cash, subject to certain customary adjustments, and 4,007,018 shares of the Company’s common stock (the “Shares”). The Purchase Agreement provides that the closing of the Transaction is subject to the satisfaction or waiver of customary closing conditions, including, among others, (a) the accuracy of the representations and warranties of each party (subject to specified materiality standards), (b) compliance by each party in all material respects with their respective covenants, and (c) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

The Company and Sellers have made customary representations and warranties in the Purchase Agreement. The Purchase Agreement also contains customary covenants and agreements, including covenants and agreements relating to (a) the conduct of Great Western’s businesses during the period between the execution of the Purchase Agreement and closing of the Transaction and (b) the efforts of the parties to cause the Transaction to be completed, including actions which may be necessary to cause the expiration or termination of the waiting period under the HSR Act. The Company and Sellers have each agreed to indemnify the other for certain liabilities, including liabilities arising from breaches of certain of such party’s representations, warranties and covenants in the Purchase Agreement, in each case subject to the limitations set forth in the Purchase Agreement.

The Purchase Agreement may be terminated (a) with the mutual written consent of the Company and Seller Representative or (b) in the event that the Transaction has not been consummated on or before June 30, 2022 (the “Outside Date”), provided that the Outside Date will be automatically extended until July 29, 2022 under circumstances as described in the Purchase Agreement. The Purchase Agreement provides that if the agreement is terminated solely as a result of the material breach or failure of the Company’s representations, warranties, or covenants, the Sellers collectively will retain a $50 million deposit put in escrow by the Company and be entitled to receive an additional $150 million as their sole and exclusive remedy as liquidated damages for PDC’s breach. Alternatively, upon Sellers' breach entitling the Company to terminate the Purchase Agreement, the Company may either (i) enforce specific performance or (ii) terminate, receive their $50 million deposit back and receive $50 million as liquidated damages from Great Western for Sellers’ breach.

In connection with the closing of the Transaction, the Company and Sellers will enter into a registration rights agreement with respect to the Shares to be issued at the closing of the Transaction (the “Issuance”).

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1.

The Purchase Agreement has been included with this Current Report on Form 8-K to provide investors and security holders with information regarding the terms of the Transactions. It is not intended to provide any other factual information about the Company, Sellers or the Great Western Interests. The representations, warranties, covenants and agreements contained in the Purchase Agreement, which are made only for purposes of the Purchase Agreement and as of specific dates, are solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. The Company’s security holders should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Sellers or the Great Western Interests. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 2.02. Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02.

On February 28, 2021, the Company issued a press release announcing, among other things, the Transaction and its operating and financial results for the fiscal year and fourth quarter ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in response to this Item 3.02. The Issuance will be completed in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Membership Interest Purchase Agreement, dated as of February 26, 2022, by and among PDC Energy, Inc., Great Western Petroleum, LLC, and the members of Great Western Petroleum, LLC.
99.1	Press Release dated February 28, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain of the schedules and exhibits to the Membership Interest Purchase Agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2022

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Nicole Martinet
General Counsel, Senior Vice President and Corporate Secretary